UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	September 20, 2010

Benihana Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	0-26396	65-0538630
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8685 Northwest 53rd Terrace, Miami, Florida		33166
(Address of Principal Executive Offices)		(ZIP Code)

Registrant's telephone number, including area code:	(305) 593-0770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry Into a Material Definitive Agreement

On September 20, 2010, Benihana Inc. (the “Company”) entered into a definitive agreement (the “Agreement”) with Benihana of Tokyo, Inc., a New York corporation (“BOT”), the RHA Testamentary Trust, a trust established under the laws of New York with Keiko Ono Aoki as sole trustee (the “Trust”), Keiko Ono Aoki and Michael W. Kata (collectively, the “BOT Group”).  Pursuant to the Agreement, the Company has agreed to nominate Michael W. Kata for election at the Company’s 2010 Annual Meeting as a Common Stock director and will recommend that the Company’s stockholders vote in favor of the election of Mr. Kata as a Common Stock director at the Company’s 2010 Annual Meeting.  The Agreement further provides that the Company will reimburse the BOT Group up to $100,000 for its reasonable, documented out-of-pocket expenses incurred in connection with its nomination of Mr. Kata as a Common Stock director and related matters. The BOT Group has agreed to cease its proxy solicitation activities in connection with the 2010 Annual Meeting and to vote all shares of Common Stock beneficially owned by it in favor of the Company’s nominees for election as directors at the 2010 Annual Meeting.

This description is qualified in its entirety by reference to a copy of the document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 8.01 – Other Events

On September 20, 2010, the Board of Directors approved an expansion of the size of the Board from nine positions to ten positions through the addition of a Class I Common Stock director seat. The Board nominated Lewis Jaffe and Darwin C. Dornbush for election at the 2010 Annual Meeting to fill the new Class I Common Stock director seat and the Class I Common Stock director seat which has been vacant since December 18, 2009.

Item 9.01 – Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Exhibit

10.1	Agreement entered into as of September 20, 2010 between Benihana Inc. and Benihana of Tokyo, Inc., RHA Testamentary Trust, Keiko Ono Aoki and Michael W. Kata

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BENIHANA INC.

By: /s/ Richard C. Stockinger
Richard C. Stockinger
President and Chief Executive Officer

Dated: September 20, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Agreement entered into as of September 20, 2010 between Benihana Inc. and Benihana of Tokyo, Inc., RHA Testamentary Trust, Keiko Ono Aoki and Michael W. Kata